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EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP


                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Software Artistry, Inc. Amended & Restated Incentive Stock Option Plan of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule of Software Artistry, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with Securities and Exchange Commission.

                                       ERNST & YOUNG LLP



Indianapolis, Indiana
August 13, 1997


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